EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF EACH REPORTING PERSON,

PERSONS CONTROLLING ANY REPORTING PERSON AND EXECUTIVE OFFICERS AND DIRECTORS OF PERSONS IN CONTROL OF ANY REPORTING PERSON

The name, business address, present principal employment and citizenship of each director and executive officer of Fidelidade — Companhia de Seguros, S.A. is set forth below.

Fidelidade — Companhia de Seguros, S.A.

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Chairman of Fidelidade-Companhia de Seguros, S.A.	China
João Nuno De Oliveira Jorge Palma	Av, João XXI, 63, 1000-300 Lisboa, Portugal	Vice-Chairman of Fidelidade-Companhia de Seguros, S.A.	Portugal
Jorge Manuel Baptista Magalhães Correia	Largo do Calhariz, 30, 1200-086 Lisboa, Portugal	Vice-Chairman of Fidelidade-Companhia de Seguros, S.A.	Portugal
Wang Qunbin	No.2 East Fuxing Road, Shanghai, China	Director of Fidelidade-Companhia de Seguros, S.A.	China
Nuno Maria Pinto de Magalhães Fernandes Thomaz	Av, João XXI, 63, 1000-300 Lisboa, Portugal	Director of Fidelidade-Companhia de Seguros, S.A.	Portugal
Michael Lee	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Fidelidade-Companhia de Seguros, S.A.	United States of America
Xu Yao	No.2 East Fuxing Road, Shanghai, China	Director of Fidelidade-Companhia de Seguros, S.A.	China
Jose Manuel Alvarez Quintero	Largo do Calhariz, 30, 1200-086 Lisboa, Portugal	Director of Fidelidade-Companhia de Seguros, S.A.	Spain
Antonio Manuel Marques De Sousa Noronha	Largo do Calhariz, 30, 1200-086 Lisboa, Portugal	Director of Fidelidade-Companhia de Seguros, S.A.	Portugal
Rogerio Miguel Antunes Campos Henriques	Largo do Calhariz, 30, 1200-086 Lisboa, Portugal	Director of Fidelidade-Companhia de Seguros, S.A.	Portugal
Wai Lam William Mak	Largo do Calhariz, 30, 1200-086 Lisboa, Portugal	Director of Fidelidade-Companhia de Seguros, S.A.	Hong Kong
José Pedro Cabral Dos Santos	Av, João XXI, 63, 1000-300 Lisboa, Portugal	Director of Fidelidade-Companhia de Seguros, S.A.	Portugal
Kang Lan	No. 2 East Fuxing Road, Shanghai, China	Director of Fidelidade-Companhia de Seguros, S.A.	China
Wu Xiaoyong	No. 2 East Fuxing Road, Shanghai, China	Director of Fidelidade-Companhia de Seguros, S.A.	China

Fidelidade-Companhia de Seguros, S.A. is 84.986% owned by Longrun Portugal, SGPS, S.A.  Longrun Portugal, SGPS, S.A. is a company organized under the laws of Portugal with its registered address at Largo de São Carlos, 3, Lisbon, Portugal. Longrun Portugal, SGPS, S.A. is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Longrun Portugal, SGPS, S.A. is set forth below.

Longrun Portugal, SGPS, S.A.

Name	Business Address	Present Principal Employment	Citizenship
Ding Guoqi	No. 2 East Fuxing Road, Shanghai, China	Director of Longrun Portugal, SGPS, S.A.	China
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Longrun Portugal, SGPS, S.A.	China

Longrun Portugal, SGPS, S.A. is a wholly-owned subsidiary of Millennium Gain Limited. Millennium Gain Limited is a company organized under the laws of Hong Kong with its principal business address at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. Millennium Gain Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Millennium Gain Limited is set forth below.

Millennium Gain Limited

Name	Business Address	Present Principal Employment	Citizenship
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Millennium Gain Limited	China

Millennium Gain Limited is a wholly-owned subsidiary of Fosun Financial Holdings Limited. Fosun Financial Holdings Limited is organized under the laws of Hong Kong with its principal business address at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. Fosun Financial Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Peak Reinsurance Company Limited is set forth below.

Peak Reinsurance Company Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Company Limited	China
Wang Qunbin	No.2 East Fuxing Road, Shanghai, China	Director and Chairman of Peak Reinsurance Company Limited	China
Duan Qiuping	No.2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Company Limited	China
Michael Lee	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director and Vice Chairman of Peak Reinsurance Company Limited	United States of America
Franz Josef Hahn	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director and Chief Executive Officer of Peak Reinsurance Company Limited	Germany
Gong Zhiqi	N/A	Independent Non-Executive Director of Peak Reinsurance Company Limited	China
Ou-Yang Hui	N/A	Independent Non-Executive Director of Peak Reinsurance Company Limited	United States of America
Kang Lan	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Company Limited	China
Monish Kant Dutt	N/A	Director of Peak Reinsurance Company Limited	Republic of India

Peak Reinsurance Company Limited is wholly owned by Peak Reinsurance Holdings Limited. Peak Reinsurance Holdings Limited is a company organized under the laws of Bermuda with its principal business address at Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong. Peak Reinsurance Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Peak Reinsurance Holdings Limited is set forth below.

Peak Reinsurance Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings Limited	China
Wang Qunbin	No.2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings Limited	China
Duan Qiuping	No.2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings Limited	China
Michael Lee	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Peak Reinsurance Holdings Limited	United States of America
Franz Josef Hahn	Room 2107-11, ICBC Tower, 3 Garden Road, Central, Hong Kong	Director of Peak Reinsurance Holdings Limited	Germany
Gong Zhiqi	N/A	Independent Non-Executive Director of Peak Reinsurance Holdings Limited	China
Ou-Yang Hui	N/A	Independent Non-Executive Director of Peak Reinsurance Holdings Limited	United States of America
Kang Lan	No. 2 East Fuxing Road, Shanghai, China	Director of Peak Reinsurance Holdings Limited	China
Monish Kant Dutt	N/A	Director of Peak Reinsurance Holdings Limited	Republic of India

Peak Reinsurance Holdings Limited is 85.1% owned by Spinel Investment. Spinel Investment is a company organized under the laws of Hong Kong with its principal business address at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong. Spinel Investment is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Spinel Investment Limited is set forth below.

Spinel Investment Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Spinel Investment Limited	China

Spinel Investment Limited is a wholly-owned subsidiary of Fosun Financial Holdings Limited.

The name, business address, present principal employment and citizenship of each director and executive officer of Orrick Investments Limited is set forth below.

Orrick Investments Limited

Name	Business Address	Present Principal Employment	Citizenship
Qin Xuetang	No. 2 East Fuxing Road, Shanghai, China	Director of Orrick Investments Limited	China

Orrick Investments Limited is a wholly-owned subsidiary of Fosun Financial Holdings Limited.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Financial Holdings Limited is set forth below.

Fosun Financial Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Director of Fosun Financial Holdings Limited	China

Fosun Financial Holdings Limited is wholly owned by Fosun International Limited. Fosun International Limited is a company organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Its principal businesses include integrated finance (insurance, investment, asset management and banking and other financial business) and industrial operations (health, happy lifestyle, steel, property development and sales and resources).

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Limited is set forth below.

Fosun International Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No.2 East Fuxing Road, Shanghai, China	Executive Director and Chairman of Fosun International Limited	China
Liang Xinjun	No.2 East Fuxing Road, Shanghai, China	Executive Director, Vice chairman and Chief Executive officer of Fosun International Limited	China
Wang Qunbin	No.2 East Fuxing Road, Shanghai, China	Executive Director and President of Fosun International Limited	China
Ding Guoqi	No.2 East Fuxing Road, Shanghai, China	Executive Director, Senior Vice President and Chief Financial Officer of Fosun International Limited	China
Qin Xuetang	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President of Fosun International	China
Wu Ping	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President of Fosun International	China
Fan Wei	No.2 East Fuxing Road, Shanghai, China	Non-executive Director of Fosun International	China
Zhang Shengman	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Independent Non-executive Director of Fosun International; Chairman of Asia Pacific of Citigroup	Hong Kong
Zhang Huaqiao	Room 809, Hong Kong Plaza, 188 Connaught Road West, Hong Kong	Independent Non-executive Director of Fosun International; Chairman of China Smartpay Group Holdings Limited	Hong Kong
David T. Zhang	26th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International; Partner of Kirkland & Ellis LLP	Hong Kong
Yang Chao	N/A	Independent Non-executive Director of Fosun International	China

Fosun International Limited is 71.4% owned by Fosun Holdings Limited as at June 15, 2015. Fosun Holdings Limited is a company Organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun Holdings Limited is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings Limited is set forth below.

Fosun Holdings Limited

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun Holdings Limited	China

Fosun Holdings Limited is a wholly-owned subsidiary of Fosun International Holdings Ltd. Fosun International Holdings Ltd, is a corporation organized under the laws of British Virgin Islands with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong.  Fosun International Holdings Ltd. is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings Ltd. is set forth below.

Fosun International Holdings Ltd.

Name	Business Address	Present Principal Employment	Citizenship
Guo Guangchang	No. 2 East Fuxing Road, Shanghai, China	Director of Fosun International Holdings Ltd.	China

Fosun International Holdings Ltd. is owned 58% by Guangchang Guo with the remaining shares owned 22% by Xinjun Liang, 10% by Qunbin Wang and 10% by Wei Fan. Guangchang Guo’s principal business address is No. 2 East Fuxing Road, Shanghai, China. He is a citizen of the PRC. His present principal employment includes executive director and chairman of Fosun International Limited, director of both Nanjing Nangang Iron & Steel United Co., Ltd., Shanghai Forte Land Co., Ltd., Peak Reinsurance Company Limited and Club Méditerranée S.A. and non-executive director of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. and China Minsheng Banking Corp., Ltd.